GAS WELL OPERATING AGREEMENT

     THIS OPERATING AGREEMENT made this 1st day of October, 1998, by and between Wilon Resources, Inc., hereinafter referred to as Wilon, and Mid American Completion Co., Inc., hereinafter referred to as Mid American.

     WHEREAS, Mid American is an independent oil and gas management, development and production company, and currently operates and manages oil and gas wells in Kentucky and West Virginia, and

     WHEREAS, Wilon has gas wells located in Butler District, Wayne County, West Virginia and desires Mid American as an independent contractor to act on its behalf as the operator of said gas wells, and

     WHEREAS, this agreement is entered into to effectuate the agreements and covenants contained herein.

     NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties do hereby agree as follows:

1.   OPERATING AREA

     The Operating Area is designated as the Butler District, Wayne County, West Virginia and shall include the wells, the surface and subsurface equipment associated with the gas wells, the gas gathering system, the gas pipelines from the wells to the master sales meters and the well access roads, hereinafter simply as the "wells". A list of said wells is attached hereto as Exhibit A and made a part of this agreement.

2.   OPERATOR

     Mid American is appointed by Wilon as Operator of the wells. Mid American shall manage and conduct all well operations as required or permitted pursuant to the terms and conditions of this agreement. Mid American shall have no liability to Wilon for losses sustained or liabilities incurred in the operation of the wells, except such as may result from gross negligence or willful misconduct by Mid American.

3.   TERM OF OPERATING AGREEMENT

(1) This agreement shall become effective as of the day and year first written above, when executed by the parties hereto, and except as provided for in 3(2) hereof, shall continue and remain in full force and effect during the productive life of the wells.

(2) This agreement shall terminate between the parties hereto, upon the earliest of (a) the plugging or abandonment of the wells, (b) the resignation of Mid American as operator, which may be effected with just cause, upon ninety (90) days prior written notice to Wilon, or (c) the removal of Mid American as operator, which may be effected with just cause, upon thirty (30) days prior written notice to Mid American, from Wilon.

(3) Upon resignation or removal of Mid American as operator, as provided herein, Mid American shall provide the successor operator, upon written request by such operator, all well records, books and property pertaining to the wells.

4.   WELL INTERESTS

     Wilon hereby represents and warrants to Mid American that it is the legal owners of the wells.

5.   WELL OPERATIONS

     The term "well operations" shall generally mean any labor or service, including third party services, required to maintain the wells, the surface and subsurface equipment associated with the wells, gas gathering system, gas pipelines, well access roads and right of ways, and to maintain the quality of gas as the standard requires by the gas purchasing entities, and all other services that would be required following the end of the month.

6.   CHARGES FOR WELL OPERATION

(1) Mid American shall be paid, except as specifically provided for in 6(2) hereof, the invoice price for all supplies, equipment, insurance, labor and services, including third party services, that Mid American supplies, purchases or contracts for, pertaining to or for the benefit of the wells.

(2) Mid American shall be paid a monthly operating fee of $200.00 per well, for each month a well has any production. The monthly operating fee paid Mid American shall include the cost of (a) a well tender and a four (4) wheel drive vehicle, (b) the routine maintenance and adjustments to the wellheads, gas gathering system, pipelines and meters, and the services for maintaining well records.

(3) The monthly operating fee paid Mid American, as provided for in 6(2) hereof, shall not include the costs of (a) supplies used in the maintenance of the wells, gas pipelines and meters, (b) the equipment, labor or third party services to repair or service the wells, gas gathering system, pipelines, meters and well access roads, (c) any special fees or reports required by State or Federal agencies, including well bonds, and (d) the costs associated with title opinions or gas purchase contracts.

7.   PAYMENTS AND APPROVALS

(1) Mid American shall in good faith conduct all well operations in a prudent and workmanlike manner using technically sound, customary and generally accepted oil and gas field practices and techniques currently prevailing within the geographical area of the wells.

(2) Mid American shall not start any project or incur any extraordinary costs to the wells reasonably estimated to result in an expenditure of more than $1,000.00, without first sending written notice and then receiving written approval from Wilon, unless such project or costs are necessary in the sole opinion of Mid American to protect person, persons, or property in the event of a sudden emergency.

(3) Mid American shall send written notice to Wilon of any project pertaining to the wells estimated to result in an expenditure of more than $1,000.00, as provided for in 7(3) hereof. Such notice shall specify (a) the well or wells, (b) the purpose of the project, (c) the equipment, labor and third party services required for the project, and (d) the estimated cost of the project. Such notice shall require Wilon to advance payment of the estimated cost of the project.

(4) Mid American shall not plug or abandon a well without first receiving the written approval from Wilon unless such plugging or abandonment of a well or wells is required by a written order from a State or Federal agency.

(5) Mid American shall have the right to employ its own equipment in the operation of the wells, but in no event shall Mid American charges for its equipment or services exceed the prevailing rates in the area for similar equipment or services; and its services shall be performed pursuant the same terms and conditions as customary in the area.

8.   ACCOUNTING AND STATEMENTS

(1) Mid American shall maintain accurate records of all operating, production and business affairs pertaining to the wells. The records shall include the gas production from the wells and other business records that would be customary in the day to day operation of the wells.

(2) Mid American shall have the right and be entitled to receive advance payment from Wilon for such expenditures as set forth in 7(2) hereof within fifteen (15) days after receipt of Mid American's written notice, as provided for herein. Mid American shall not be required to commence a project until such payment is made.

9.   LIENS AND SECURITY INTEREST

     Wilon hereby grants Mid American, as operator, a first lien and security interest in said wells for any unpaid charges, fees or expenditures due Mid American, which remain unpaid for a period of sixty (60) days.

10.  ACCESS TO INFORMATION AND WELLS

(1) Wilon, its agents or representatives, including attorneys, by appointment, shall have the right during normal business hours, to review or audit the records pertaining to the wells.

(2) Wilon, its agents or representatives, including attorneys, at their sole risk, liability and expense, shall have the right to enter the property and inspect the wells.

1.1. NOTICES

(1) All notices required pursuant to this agreement shall be writing and either personally delivered or transmitted by mail, registered or certified, return receipt requested, postage prepaid to the parties hereto.

(2) All notices shall be effective upon personal delivery or upon being deposited in the United State mail.

(3) Each party shall have the right, from time to time, during the term of this agreement, to change their address for notices by giving the other party written notice of such change.

(4) All notices, as provided herein, may also be delivered by facsimile transmission, provided there is sufficient evidence of actual receipt of such transmission by the receiving party.

12.  RELATIONSHIP OF THE PARTIES

(1) It is not the intention of the parties hereto to create, nor shall this agreement be construed or considered as creating, any type of partnership or association between the parties for any purpose or reason whatsoever, including rendering either party liable as partners.

(2) It is agreed and clearly understood that Mid American shall be deemed to be an independent contractor and shall perform its duties and obligations as the operator of the wells, as set forth within this agreement.

13.  CONFLICTS OF INTEREST

(1) Mid American currently operates and services other oil and gas wells for its own account and in conjunction with others, and intends to continue to engage in such activities, and intends to develop, operate and service additional wells in the future, within the geographical area of the wells, which may result in a conflict of interest.

(2)  The  operations  of  the  wells  may  result  in  proving  up  the  acreage
     surrounding   the  wells  and,  since  Mid  American  may  acquire  acreage surrounding the wells in the future, Mid American will benefit from the information obtained during its operations of the wells at the risk and expense of Wilon, which may result in a conflict of interest.

(3) Mid American may have problems in allocating time and services between existing wells it currently operates and services and future wells it may operate and service; therefore, Mid American will in good faith devote as much of its time and service to the operations of these wells that is reasonably necessary in the sole opinion of Mid American, which may result in a conflict of interest.

14.  FORCE MAJEURE

     If Mid American or Wilon is rendered unable, wholly or in part, by force majeure to carry out their obligations pursuant to this agreement, other than the obligation to make money payments, they shall give written notice to the other party hereto of the force majeure with full particulars; thereupon, the obligations of either party, as the case may be, shall be suspended during, but not longer than the continuance of the force majeure. Either party shall use all reasonable diligence to remove the force majeure as quickly as possible to the extent the force majeure is within the reasonable control of either party. The term "force majeure shall mean any act of God, strike, lockout, or other industrial disturbance, act of public enemy, war, public riot, lightning, fire, storm, flood, explosion, government restraint, unavailability of equipment, adverse weather conditions or any other cause, whether of the kind specifically enumerated herein or otherwise, which directly precludes performance hereunder and is not reasonably within the control of either party.

15.  GOVERNING LAW

     This agreement shall be governed by, and construed in accordance with the laws of the State of West Virginia and by no other state.

16.  CAPTIONS

     The articles, sections, titles of captions contained in this agreement are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this agreement, or the intent of any provision hereof.

17.  SEVERABILITY

     If any provision of this agreement, or the application thereof to any person, entity or circumstances, shall be invalid or unenforceable to any extent, the remainder of this agreement, and the application of such provision to other persons, entities or circumstances, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

18.  COUNTERPARTS

     This agreement may be executed in any number of counterparts and all such counterparts shall, for all purposes, constitute one agreement, binding upon the parties hereto.

19.  BINDING AGREEMENT

     This agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns

20.  ENTIRE AGREEMENT

     This agreement contains the entire agreement between the parties hereto, pertaining to Mid American's operation of the wells and supersedes all prior and contemporaneous oral and written representations, agreements, arrangements and undertakings whatsoever between the parties hereto. No variations, modifications or changes to this agreement shall be binding upon the parties hereto, unless set forth in a document duly executed by the parties.

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

     Mid American Completion Co., Inc.

     By: /s/Brendan Walters
     Its President



     Wilon Resources, Inc.

     By: /s/Harry Thompson
         Its President